UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 22, 2003

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1    Text of Unizan Financial Corp. release dated August 22, 2003

Item	9. Regulations FD Disclosure

On August 22, 2003, Unizan Financial Corp. (NASDAQ: UNIZ), announced that the company’s board of directors declared a quarterly cash dividend of $0.135 per common share payable on September 30, 2003, to shareholders of record on September 16, 2003. This dividend represents a 3.8% increase over the dividend paid by Unizan Financial Corp. in the third quarter of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2003	UNIZAN FINANCIAL CORP.

	By:	/s/ JAMES J. PENNETTI

	Its:	EVP & Chief Financial Officer